EXHIBIT 99.1

AVX Corporation Announces Preliminary Fourth Quarter and Fiscal Year Results

FOUNTAIN INN, S.C. – April 22, 2019 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the fourth quarter and fiscal year ended March 31, 2019.

Chief Executive Officer and President, John Sarvis, stated, “We completed our fiscal year with net sales of $1,791.8 million, reflecting a 14.7 percent increase over the previous year. Our gross profit of $482.9 million, or 27.0 percent gross profit margin reflects solid operating performance, positively influenced by our operational efficiency programs, as well as improved pricing in the market when compared to the prior fiscal year. We continue to focus on providing our customers with the value added electronic components and interconnect, sensing and control devices they require in today’s sophisticated electronic products as well as our continued commitment to cost control in our operations. We are making necessary investments in manufacturing plant expansion and product line increases to support our customers’ growing requirements. We continue to be optimistic that demand for our electronic components and interconnect, sensing and control devices will remain strong during the next fiscal year.”

For the quarter and fiscal year ended March 31, 2019, net sales were $439.0 million and $1,791.8 million, respectively, compared to net sales of $446.6 million and $1,562.5 million, respectively, for the same periods last year. The increase in net sales for the fiscal year ended March 31, 2019 reflect sales of $354.7 million, in our Interconnect, Sensing and Control segment attributable to our acquisition of the AB Electronics sensing and control business and $113.3 million in our Electronic Components segment attributable to our acquisition of Ethertronics, Inc. The increased sales were partially offset by the loss of Kyocera resale product sales which were $19.0 million for the fiscal year ended March 31, 2019, as compared to $296.3 million for the fiscal year ended March 31, 2018.

Operating profits for the quarter and fiscal year ended March 31, 2019 were $76.5 million and $319.7 million, respectively, compared to operating profits of $47.3 million and $179.8 million for the three and twelve month periods ended March 31, 2018, respectively.

Net income for the quarter ended March 31, 2019 was $69.5 million, or $0.41 per diluted share compared to net income for the quarter ended March 31, 2018 of $31.8 million, or $0.19 per diluted share.

Net income for the fiscal year ended March 31, 2019 was $271.8 million, or $1.61 per diluted share. Net income for the fiscal year ended March 31, 2018 was $4.9 million, or $0.03 per diluted share, reflecting one-time tax charges of approximately $129.4 million related to the U.S. tax reform law signed in December 2017 and an enacted income tax rate reduction in France.

Chief Financial Officer, Michael Hufnagel, stated, “Our continuing long-term strategy is to maintain our financial position in order to allow flexibility for investments in acquisitions, materials, equipment and people to support the long-term growth of the Company. As of March 31, 2019, we had cash, cash equivalents and short-term investments in securities of approximately $813.2 million and no debt. We continued to use our resources to provide value to our stockholders during the fiscal year by paying $77.6 million in dividends.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2019	2018	2019
Net sales	$446,632	$438,951	$1,562,474	$1,791,790
Cost of sales	360,992	317,031	1,243,612	1,308,907
Gross profit	85,640	121,920	318,862	482,883
Selling, general & admin. expense	39,854	45,463	140,528	168,804
Legal and environmental charges	(1,500)	-	(1,500)	(5,589)
Profit from operations	47,286	76,457	179,834	319,668
Other income, net	4,091	6,523	12,479	13,575
Income before income taxes	51,377	82,980	192,313	333,243
Provision for taxes	19,557	13,496	187,403	61,430
Net income	$31,820	$69,484	$4,910	$271,813

Basic income per share	$0.19	$0.41	$0.03	$1.61
Diluted income per share	$0.19	$0.41	$0.03	$1.61

Weighted average common shares outstanding:
Basic	168,404	168,817	168,262	168,713
Diluted	169,133	169,519	168,925	169,322

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	March 31,
	2018	2019
Assets
Cash and cash equivalents	$547,415	$378,456
Short-term investments in securities	279,787	434,754
Accounts receivable, net	284,514	257,490
Inventories	516,777	631,688
Other current assets	73,231	71,444
Total current assets	1,701,724	1,773,832
Property, plant and equipment, net	418,286	455,757
Goodwill and other intangibles	444,910	435,618
Other assets	107,846	137,206

TOTAL ASSETS	$2,672,766	$2,802,413

Liabilities and Stockholders' Equity
Accounts payable	$116,046	$96,631
Income taxes payable and accrued expenses	178,517	206,335
Total current liabilities	294,563	302,966
Other liabilities	134,760	115,340

TOTAL LIABILITIES	429,323	418,306

TOTAL STOCKHOLDERS' EQUITY	2,243,443	2,384,107

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,672,766	$2,802,413

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2020, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to realize expected synergies from acquired businesses; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2018. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Michael Hufnagel

864-967-9351

investor.relations@avx.com